Exhibit 99.1
Comtech Telecommunications Corp. to Acquire CPI International, Inc. for
$472.3 Million in a Strategic and Accretive Transaction
Expands One-Stop Shopping Approach for RF Microwave Products and
Provides Immediate Customer and Product Diversification
Melville, NY and Palo Alto, CA – May 10, 2010 - Comtech Telecommunications Corp. (NASDAQ: CMTL) and CPI International, Inc. (NASDAQ: CPII) jointly announced today the signing of a definitive merger agreement under which Comtech will purchase CPI in a cash and stock transaction with an enterprise value of approximately $472.3 million. Comtech will fund the acquisition by redeploying approximately $372.0 million of its existing cash and will issue approximately 4.4 million shares of Comtech common stock. CPI’s sales and EBITDA were $338.5 million and $56.4 million, respectively, for its last four fiscal quarters ended January 1, 2010.
Based on the May 7, 2010 closing price of Comtech stock which was $31.06, CPI shareholders will receive a combination of cash and stock that is currently valued at approximately $16.40 per CPI common share. This amount represents a premium of 25.7 percent as compared to the last closing trading price of CPI common stock and 21.3 percent as compared to the last 30 trading day average closing price.
The ultimate amount of consideration that a CPI shareholder will receive will be equal to a combination of $9.00 in cash plus a fraction of Comtech common stock equal to $8.10 divided by the average closing price of Comtech common stock over a specified period of time prior to closing, provided that the fraction shall not be greater than 0.2382 nor less than 0.2132. Based on the May 7, 2010 closing price of Comtech stock which was $31.06, the fraction was equal to 0.2382 and was currently valued at $7.40 per CPI share.
All existing CPI debt is anticipated to be repaid upon the closing of the transaction at which time Comtech, on a pro-forma basis and excluding the impact of any additional acquisitions, is anticipated to have between $150.0 million and $200.0 million of deployable cash.
Fred Kornberg, President and Chief Executive Officer of Comtech, said, “We are excited to have reached this agreement with CPI and believe this combination is beneficial to the stakeholders of both companies. CPI is a unique business and a leading global supplier of vacuum electron devices which are used in hundreds of critical commercial and military applications. The acquisition is a significant step in our strategy of developing a one-stop shopping approach for RF microwave products. The combination will allow us to unite our companies’ resources to develop and bring new and innovative products to market and to our customers. We welcome CPI’s talented workforce to the Comtech team and are excited about the future.”
Joe Caldarelli, Chief Executive Officer of CPI, said, “The Board of Directors and management believe this strategic combination with Comtech is compelling and provides significant benefits for shareholders, customers and our employees. CPI shareholders will benefit from an immediate premium while sharing in the future growth of the combined companies. Furthermore, our customers will benefit from greater resources and more diverse product offerings, and our employees will benefit from being part of a larger more diversified company.”

Key Strategic Benefits for Comtech:
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Almost triples the size of Comtech’s RF microwave amplifier segment and is anticipated to generate over $50.0 million of earnings before interest, income taxes, depreciation and amortization (EBITDA) on an annual basis.

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Immediately establishes Comtech as a leading global supplier of vacuum electron devices (including klystron, traveling wave and power grid tubes). CPI’s tubes and amplifiers are incorporated into products that are used in a broad array of applications and end-markets.

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Drives further innovation by combining manufacturing, engineering and sales teams for Comtech’s XICOM branded-product group with CPI’s Satcom product group to take advantage of united resources which are expected to deliver new and advanced amplifiers and other products to be used in satellite communications, radar applications and other electronic warfare systems.

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Diversifies Comtech’s product portfolio and customer base. CPI has an extensive portfolio of over 4,500 microwave and power grid tubes. No customer other than the U.S. government accounted for more than 10% of CPI’s sales for its last four fiscal quarters ended January 1, 2010.

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Approximately 40% of CPI’s sales of $338.5 million for its last four fiscal quarters ended January 1, 2010 are derived from annuity-like sales for replacements, spares and repairs, including upgraded replacements for existing sole-sourced products. These sales have strong related cash flows which will allow Comtech to become a more stable, predictable business that is partially insulated from dramatic shifts in market conditions.

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Strategically redeploys a significant portion of Comtech’s existing cash to enhance earnings per share and shareholder value. Comtech’s balance sheet strength will remain strong. Comtech expects that, upon the closing of the transaction, it will have between $150.0 million and $200.0 million of cash and cash equivalents.

Mr. Kornberg and Mr. Caldarelli jointly stated, “We intend to thoughtfully and actively address our customers’ needs as we integrate our complementary and diverse product lines. We plan no interruptions in any scheduled or committed rollouts from either company, and we intend to continue to support all existing Comtech and CPI products and services. We anticipate honoring all existing agreements with customers, VARs, distributors, OEMs and other strategic partners.”
Excluding Merger and Integration Related Expenses, Acquisition Expected to be Accretive With Significant Costs Savings To be Achieved
Comtech expects to incur substantial merger and integration related expenses that pursuant to newly adopted purchase accounting rules may no longer be capitalized as part of the cost of the acquisition. These expenses are expected to include change-in-control related payments to be made to certain CPI executives, the acceleration of certain unvested stock-based awards held by CPI employees, and Comtech’s professional fees to its financial and legal advisors. Comtech preliminarily estimates these expenses will range from $18.0 million to $22.0 million, the majority of which are expected to be immediately expensed on the day the acquisition closes with the remainder expensed during the first year of the acquisition.

In addition, because a portion of the purchase price to be paid to CPI shareholders is in the form of Comtech common stock, purchase accounting rules require that some of the charges and the value of CPI’s intangible assets (including goodwill) be determined based on the date the acquisition closes. As such, at this time, Comtech is unable to determine the amount of annual amortization expected to be recorded either during the first year of the acquisition or thereafter. However, excluding amortization of intangibles associated with purchase accounting and merger and integration related expenses, the acquisition is expected to be accretive in the first year of the acquisition and significantly accretive beginning the second year after the achievement of the synergies described below.
CPI’s senior executive management and corporate team are expected to stay in their current or similar roles and will work directly with Comtech management to manage the integration and restructuring of CPI’s operations with Comtech’s. During the first year of the acquisition, Comtech expects to achieve only nominal net synergies, which are preliminarily estimated to range from $1.0 million to $2.0 million annually. In the second year following the acquisition close, Comtech expects to be able to create significant annual recurring net synergies which are currently estimated to range from $5.0 million to $7.0 million. These synergies are expected to be accomplished by the following:
•	Consolidating both Comtech and CPI’s satellite amplifier related manufacturing operations into one facility to drive lower operating costs;

•	Combining both Comtech and CPI’s California-based satellite amplifier related engineering operations and eliminating redundant overhead and administrative functions;

•	Integrating Comtech’s existing high-power switch manufacturing and engineering facility, located in Massachusetts, with CPI’s existing Massachusetts-based manufacturing and engineering facility;

•	Restructuring CPI’s global tax and legal structure into Comtech’s existing structure; and

•	Eliminating duplicative public company expenses and redundant functions.
Comtech will provide its expectations of when the transaction is expected to close and provide specific revenue and earnings per share guidance in a future announcement.
Closing Conditions and Shareholder Voting Requirements
The transaction is subject to a number of customary regulatory and other closing conditions. The transaction is not subject to approval by Comtech shareholders nor is it subject to any financing conditions. The transaction is subject to CPI shareholder approval.
The Cypress Group and related entities, which currently own approximately 53 percent of the outstanding common stock of CPI, have entered into a voting agreement, subject to its terms and conditions, to demonstrate their strong support of the proposed transaction.

Special Conference Call and Other Information
Comtech management will discuss the transaction on a conference call to be held on May 10, 2010 at 8:30 AM EST. To listen to the conference call, please dial (888) 245-1801 (domestic) or (785) 424-1732 (international). A live web cast of the call will be available to all interested parties on both Comtech’s and CPI’s web sites at www.comtechtel.com (under “Investor Relations”) and http://investor.cpii.com. A replay of the conference call will be available for 14 days by dialing (402) 220-2654. The conference call ID is “Comtech.” A separate special investor presentation and question and answer document relating to the acquisition is available at www.comtechtel.com.
Citigroup Global Markets Inc. is serving as financial advisor to Comtech and also provided a fairness opinion to Comtech. Skadden, Arps, Slate, Meagher & Flom LLP and Proskauer Rose LLP are acting as Comtech’s legal counsel. J.P. Morgan Securities, Inc. is acting as financial advisor to CPI and also provided a fairness opinion to CPI. Irell & Manella LLP is acting as CPI’s legal counsel. Moelis & Company is acting as financial advisor to the special committee of the board of directors of CPI and provided a fairness opinion to the special committee. Morris, Nichols, Arsht & Tunnell LLP is acting as legal counsel to the special committee of the board of directors of CPI.
About Comtech Telecommunications Corp.
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. Comtech believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. Comtech conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. Comtech sells products to a diverse customer base in the global commercial and government communications markets. Comtech believes it is a leader in the market segments that it serves.
About CPI International, Inc.
CPI International, Inc., headquartered in Palo Alto, California, is the parent company of Communications & Power Industries, Inc., a leading provider of microwave, radio frequency, power and control solutions for critical defense, communications, medical, scientific and other applications. Communications & Power Industries, Inc. develops, manufactures and distributes products used to generate, amplify, transmit and receive high-power/high-frequency microwave and radio frequency signals and/or provide power and control for various applications. End-use applications of these systems include the transmission of radar signals for navigation and location; transmission of deception signals for electronic countermeasures; transmission and amplification of voice, data and video signals for broadcasting, Internet and other types of commercial and military communications; providing power and control for medical diagnostic imaging; and generating microwave energy for radiation therapy in the treatment of cancer and for various industrial and scientific applications.

Additional Information about the Transaction and Where to Find It
This press release shall not constitute an offer of any securities for sale. The acquisition will be submitted to CPI’s stockholders for their consideration. In connection with the acquisition, Comtech and CPI intend to file relevant materials with the SEC, including the registration statement, the proxy statement/prospectus and other relevant documents concerning the merger. Investors and stockholders of Comtech and CPI are urged to read the registration statement, the proxy statement/prospectus and other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to the documents because they will contain important information about Comtech, CPI and the merger.
Stockholders of Comtech and CPI can obtain more information about the proposed transaction by reviewing the Form 8-K to be filed by Comtech and CPI in connection with the announcement of the entry into the merger agreement, and any other relevant documents filed with the SEC when they become available. The registration statement, the proxy statement/prospectus and any other relevant materials (when they become available), and any other documents filed by Comtech and CPI with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to: Comtech Telecommunications Corp., 68 South Service Road, Suite 230, Melville, New York 11747, Attention: Investor Relations, or CPI International, Inc., 811 Hansen Way, Palo Alto, California 94303, Attention: Investor Relations. Investors and stockholders are urged to read the registration statement, the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.
Participants in Solicitations
Comtech, CPI and their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from stockholders of CPI in connection with the merger. Information regarding Comtech’s directors and officers is available in Comtech’s proxy statement on Schedule 14A for its 2009 annual meeting of stockholders, which was filed with the SEC on November 9, 2009. Information regarding CPI’s directors and executive officers is available in CPI’s proxy statement on Schedule 14A for its 2010 annual meeting of stockholders, which was filed with the SEC on January 20, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to Comtech Telecommunications Corp.’s (the “Company”) future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include: the risk that the acquisition of CPI may not be consummated for reasons including that the conditions precedent to the completion of the acquisition may not be satisfied; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that the Company’s and CPI’s businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); the timing of receipt of, and the Company’s performance on, new orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, and changes in prevailing economic and political conditions; risks associated with the results of ongoing investigations into the Company’s compliance with export regulations; risks associated with the Company’s legal proceedings and other matters; risks associated with the Company’s MTS and BFT contracts; risks associated with the Company’s obligations under its revolving credit facility; and other factors described in the Company’s and CPI’s filings with the Securities and Exchange Commission.
Reconciliation of CPI’s GAAP Net Income to CPI’s EBITDA

Four fiscal quarters ended
January 1, 2010
Reconciliation of CPI GAAP Net Income to CPI EBITDA(1) (2):
GAAP net income	$19,652,000
Interest, net	16,405,000
Depreciation and amortization	10,831,000
Income taxes	6,976,000
Amortization of stock-based compensation	2,788,000
Other	(248,000)

EBITDA	$56,404,000

(1)	Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation based on the EBITDA calculation utilized by Comtech.

(2)
EBITDA is a non-GAAP operating metric used by Comtech in assessing CPI’s operating results. Comtech’s definition of EBITDA may differ from the definition of EBITDA used by CPI and other companies, and may not be comparable to similarly titled measures used by other companies. EBITDA is also a measure frequently requested by Comtech’s investors and analysts. Comtech believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

PCMTL
Media Contacts for Comtech Telecommunications Corp.:
Michael Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com
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